      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1998

                                                REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  MOSAIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             WASHINGTON                               91-1273645
 (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)


                            6464 - 185TH AVENUE N.E.
                         REDMOND, WASHINGTON 98052-6736
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                  MOSAIX, INC.
                        1991 EMPLOYEE STOCK PURCHASE PLAN
           RESTATED 1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                     1996 STOCK INCENTIVE COMPENSATION PLAN
                1997 NONOFFICER STOCK INCENTIVE COMPENSATION PLAN
                            (FULL TITLE OF THE PLANS)


                             WILLIAM BRADFORD WELLER
                     ASSISTANT SECRETARY AND GENERAL COUNSEL
                            6464 - 185TH AVENUE N.E.
                         REDMOND, WASHINGTON 98052-6736
                                 (425) 558-8272
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                    COPY TO:

                              MICHAEL E. STANSBURY
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099

                             ----------------------

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                           PROPOSED MAXIMUM
       TITLE OF SECURITIES                  NUMBER TO BE        PROPOSED MAXIMUM           AGGREGATE OFFERING         AMOUNT OF
        TO BE REGISTERED                    REGISTERED(1)   OFFERING PRICE PER SHARE(2)          PRICE(2)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE PER SHARE
------------------------------------------------------------------------------------------------------------------------------------
    1991 EMPLOYEE STOCK PURCHASE PLAN          200,000                 $10.94                   $2,188,000                 $646
------------------------------------------------------------------------------------------------------------------------------------
    1992 STOCK OPTION PLAN FOR                 100,000                 $10.94                   $1,094,000                 $323
         NON-EMPLOYEE DIRECTORS
------------------------------------------------------------------------------------------------------------------------------------
    1996 STOCK INCENTIVE                       300,000                 $10.94                   $3,282,000                 $968
         COMPENSATION PLAN
------------------------------------------------------------------------------------------------------------------------------------
    1997 NONOFFICER STOCK                      200,000                 $10.94                   $2,188,000                 $646
         INCENTIVE COMPENSATION PLAN
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL:                                800,000                                                                   $2,583
====================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $10.94 based on the average of the high ($11.38) and low ($10.50) sales prices for the Common Stock on May 22, 1998 as reported on the Nasdaq National Market.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 13, 1998, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

               (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

               (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on April 27, 1990 under Section 12(g) of the Exchange Act.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicate that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

        Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 7 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

        Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 8.  EXHIBITS

    Exhibit
    Number                                 Description
    ------       --------------------------------------------------------------
      5.1        Opinion of Perkins Coie LLP regarding legality of the Common
                 Stock being registered

     23.1        Consent of KPMG Peat Marwick LLP

     23.2        Consent of Perkins Coie LLP (included in opinion filed as
                 Exhibit 5.1)

     24.1        Power of Attorney (see signature page)

     99.1        Mosaix, Inc. 1991 Employee Stock Purchase Plan

     99.2        Mosaix, Inc. Restated 1992 Stock Option Plan for Non-Employee
                 Directors

     99.3        Mosaix, Inc. 1996 Stock Incentive Compensation Plan

     99.4        Mosaix, Inc. 1997 Nonofficer Stock Incentive Compensation Plan

ITEM 9.  UNDERTAKINGS

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 27th day of May, 1998.

                                 MOSAIX, INC.

                                      /s/ NICHOLAS A. TILIACOS
                                      -------------------------------------
                                 By:  Nicholas A. Tiliacos
                                      President and Chief Executive Officer

        Each person whose individual signature appears below hereby authorizes Nicholas A. Tiliacos, John J. Flavio, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of May, 1998.

                  SIGNATURE                                           TITLE


 /s/ NICHOLAS A. TILIACOS       President, Chief Executive Officer (Principal
-----------------------------   Executive Officer) and Director
   Nicholas A. Tiliacos


    /s/ JOHN J. FLAVIO          Senior Vice President and Chief Financial
-----------------------------   Officer (Principal Financial Officer)
      John J. Flavio


  /s/ MICHAEL A. JACOBSEN       Corporate Controller and Principal Accounting
-----------------------------   Officer
    Michael A. Jacobsen


   /s/ HARVEY N. GILLIS         Chairman of the Board
-----------------------------
     Harvey N. Gillis


     /s/ TOM A. ALBERG          Director
-----------------------------
       Tom A. Alberg


    /s/ H. ROBERT GILL          Director
-----------------------------
      H. Robert Gill


      /s/ UMANG GUPTA           Director
-----------------------------
        Umang Gupta


     /s/ DAVID J. LADD          Director
-----------------------------
       David J. Ladd


  /s/ ROBERT S. LEVENTHAL       Director
-----------------------------
    Robert S. Leventhal

                                INDEX TO EXHIBITS

    Exhibit
    Number                                 Description
    ------       -------------------------------------------------------------

      5.1        Opinion of Perkins Coie LLP regarding legality of the Common
                 Stock being registered

     23.1        Consent of KPMG Peat Marwick LLP

     23.2        Consent of Perkins Coie LLP (included in opinion filed as
                 Exhibit 5.1)

     24.1        Power of Attorney (see signature page)

     99.1        Mosaix, Inc. 1991 Employee Stock Purchase Plan

     99.2        Mosaix, Inc. Restated 1992 Stock Option Plan for Non-Employee
                 Directors

     99.3        Mosaix, Inc. 1996 Stock Incentive Compensation Plan

     99.4        Mosaix, Inc. 1997 Nonofficer Stock Incentive Compensation Plan